EXHIBIT (a)(6)

EATON VANCE GROWTH TRUST

Amended and Restated

Establishment and Designation of Series of Shares

of Beneficial Interest, Without Par Value

The undersigned, being a duly authorized officer of Eaton Vance Growth Trust (the “Trust”), hereby certifies that a majority of the Trustees of the Trust have approved this amendment to the Trust’s Declaration of Trust to establish and designate the following additional series of the Trust and classes thereof effective September 2, 2014, in accordance with the provisions of the Trust’s Declaration of Trust dated May 25, 1989, as amended:

Eaton Vance Richard Bernstein Market Opportunities Fund – Class A, C and I

The foregoing series shall be in addition to the currently existing series of the Trust and classes thereof listed in Appendix A (all such series, the “Funds”).  The relative rights and preferences of each of the Funds and each class thereof are as follows:

1.

The rights and preferences of each Fund and designated class thereof shall be as set forth in the Declaration of Trust.  In addition, investment objective, investment policies, purchase price, right of redemption, dividend rights and conversion rights of each Fund and any class thereof shall be as set forth in its registration statement, as amended, filed with the Securities and Exchange Commission.

2.

The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any Fund or class now or hereafter created, or to otherwise change the special and relative rights of any such Fund or class, and to terminate or add a Fund or class as provided in the Declaration of Trust.

3.

Any Fund may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of its property, including its good will, upon such terms and conditions and for such consideration when and as authorized by the Trustees; and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the Commonwealth of Massachusetts.  The Trustees may also at any time sell and convert into money all the assets of any Fund.  Upon making provision for the payment of all outstanding obligations, taxes and other liabilities, accrued or contingent, of such Fund, the Trustees shall distribute the remaining assets of such Fund ratably among the holders of the outstanding shares.  Upon completion of the distribution of the remaining proceeds or the remaining assets as provided herein, the Fund shall terminate and the Trustees shall be discharged of any and all further liabilities and duties hereunder with respect to such Fund and the right, title and interest of all parties with respect to such Fund shall be canceled and discharged.

IN WITNESS WHEREOF and in accordance with the provisions of Section 7 of Article XIV of the Declaration of Trust, the undersigned has executed this instrument on August 18, 2014.

/s/ Maureen A. Gemma

Maureen A. Gemma

Secretary to the Trust

Appendix A

Designated Share Classes
Funds	A	B	C	I	Investor	Institutional	R	R6
Eaton Vance Asian Small Companies Fund	X
Eaton Vance Atlanta Capital Focused Growth Fund	X		X	X
Eaton Vance Atlanta Capital Select Equity Fund	X		X	X
Eaton Vance Atlanta Capital SMID-Cap Fund	X		X	X			X	X
Eaton Vance Focused Growth Opportunities Fund	X		X	X
Eaton Vance Focused Value Opportunities Fund	X		X	X
Eaton Vance Global Natural Resources Fund	X		X	X
Eaton Vance Greater China Growth Fund	X	X	X	X
Eaton Vance Hexavest Emerging Markets Equity Fund	X		X	X
Eaton Vance Hexavest Global Equity Fund	X		X	X
Eaton Vance Hexavest International Equity Fund	X		X	X
Eaton Vance Hexavest U.S. Equity Fund	X		X	X
Eaton Vance Multi-Cap Growth Fund	X	X	X	X
Eaton Vance Richard Bernstein All Asset Strategy Fund	X		X	X
Eaton Vance Richard Bernstein Equity Strategy Fund	X		X	X
Eaton Vance Richard Bernstein Market Opportunities Fund	X		X	X
Eaton Vance Worldwide Health Sciences Fund	X	X	X	X			X
Parametric Balanced Risk Fund					X	X

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